Exhibit 5

Execution Copy

August 15, 2003

Mr. Robert Kelly	CONFIDENTIAL
Chief Executive Officer Minorplanet Systems PLC Greenwich House Sheepscar, Leeds LS4 2LE UNITED KINGDOM

Re:        Binding Letter Agreement

Dear Mr. Kelly:

This binding Letter Agreement (this “Agreement”) sets forth the terms of certain agreements we have reached with each other regarding certain contemplated transactions involving Minorplanet Systems PLC, a United Kingdom public limited company (“MPUK”), and Minorplanet Systems USA, Inc., a Delaware corporation formerly known as @Track Communications, Inc. (“MPUSA”), as well as certain of their respective subsidiaries. More specifically, we have reached certain agreements relating to: (i) an amendment to the Exclusive License and Distribution Agreement dated June 13, 2001 entered into between Mislex (302) Limited, as licensee, now known as Minorplanet Systems USA Limited, a United Kingdom private limited company (“UK Sub 2”) which is the wholly-owned subsidiary of Caren (292) Limited, a United Kingdom private limited company which is the wholly-owned subsidiary of MPUSA (“UK Sub 1”), and UK Sub 1, as licensor, which assigned its rights as licensor to Minorplanet Limited (the “Licensor”), a United Kingdom private limited company which is a subsidiary of MPUK (the “License Agreement”); (ii) the waiver of certain rights held by MPUK under (A) that certain Stock Purchase and Exchange Agreement dated February 14, 2001 by and between MPUSA, MPUK and Mackay Shields, LLC, a Delaware limited liability company (the “Stock Purchase Agreement”), (B) an Addendum to the License Agreement dated September 26, 2002 (the “Addendum”) and (C) the Second Amended and Restated Bylaws of MPUSA (the “Bylaws”); (iii) an Anti-Dilution Agreement (as defined below); and (iv) certain other transactions described herein (collectively, the “Transactions”). In consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1) Execution of Variation Agreement to License Agreement. Licensor and MPUSA agree to execute and deliver to the other party at the Closing (as defined in Section 3 hereof) the Variation Agreement to the License Agreement (the “License Amendment”), in the form attached hereto as Exhibit A.

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

2) Execution of Irrevocable Waiver. MPUK agrees to execute and deliver to MPUSA at the Closing (as defined in Section 3 hereof) the Irrevocable Waiver and Consent to Amendment of Bylaws (the “Irrevocable Waiver”), with respect to certain provisions of the Stock Purchase Agreement and the Bylaws and the waiver and discharge of the fees, expenses and charges owed under the Addendum in the approximate amount of $1,760,000, in the form attached hereto as Exhibit B.

3) The Closing. The closing of the Transactions (the “Closing”) shall occur at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, as soon as practicable after each of the conditions to closing set forth in Sections 4 and 5 hereof are satisfied or waived (and in no event later than 10 days thereafter), or at such other place upon which MPUK and MPUSA may mutually agree in writing. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent duly authorized by the boards of directors of each of MPUK and MPUSA; (b) by either MPUK, MPUSA or Licensor if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions (provided that the party seeking to terminate pursuant to this Section 3(b) shall have complied with its obligations under this Agreement to use commercially reasonable efforts to have any such order, decree, ruling or other action vacated or lifted); (c) by either MPUK or MPUSA, if the requisite vote of the shareholders of the MPUK in favor of the Transactions shall not have been obtained at the meeting to be called pursuant to Section 9 hereof and applicable law, or if the United Kingdom Listing Authority (“UKLA”) shall have failed to approve the shareholders circular relating to said meeting; (d) by MPUK, if MPUSA shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 5 to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by MPUSA of written notice of such breach or failure from MPUK; (e) by MPUSA, if MPUK or Licensor shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 4 to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by MPUK or Licensor of written notice of such breach or failure from MPUSA; (f) by MPUSA, if any of the conditions to Closing set forth in Section 4 hereof have not been satisfied by February 15, 2004, or by (g) by MPUK or Licensor, if any of the conditions to Closing set forth in Section 5 hereof have not been satisfied by February 15, 2004. In the event of the termination of this Agreement pursuant to this Section 3, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or the stockholders/shareholders except (i) that the provisions of Sections 8, 10, 11, 12, 13 and 16 hereof shall survive termination and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. Each of MPUSA and MPUK will use commercially reasonable efforts to comply promptly with all

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

legal requirements which may be imposed with respect to the Agreement and to satisfy or cause to have satisfied the conditions set forth in Sections 4 and 5, provided however, that notwithstanding anything to the contrary contained in this Agreement or any agreement or document contemplated hereby, the directors of any party shall not be obliged to act in any manner which, in the opinion of counsel, would be inconsistent with their fiduciary duties, and that MPUK, Licensor, and their respective affiliates, directors, officers and agents are not representing nor can they represent or guarantee that the MPUK Shareholder Consent (as defined below) will be obtained as such matters are outside of their control and each such person or entity shall have no liability to any other party if such approval is not obtained.

4) MPUSA Conditions to Closing. The performance of the obligations of MPUSA hereunder, including, without limitation, the obligation to execute and deliver the License Amendment, is subject to the fulfillment at or prior to the Closing of each of the following conditions (all or any of which conditions may be waived in whole or in part by MPUSA):

a)	The License Amendment, in the form attached hereto as Exhibit A, shall have been duly executed by MPUK and delivered to MPUSA;

b)	The Irrevocable Waiver, in the form attached hereto as Exhibit B, shall have been duly executed by MPUK and delivered to MPUSA;

c)	That certain Stock Purchase Agreement by and between MPUK and Erin Mills Investment Corporation, a Canadian corporation (“Erin Mills”), in the form attached hereto as Exhibit C (the “Erin Mills Agreement”), whereby MPUK sells, transfers and assigns to Erin Mills 20,378,517 shares of common stock of MPUSA, par value $0.01 per share (the “Shares”), shall have been duly executed by both of the parties thereto.

d)	The board of directors of each of MPUK and Licensor (as appropriate) shall have approved (i) the execution and delivery of this Agreement and all of the other agreements, documents, certificates and instruments contemplated hereby, including, without limitation, the License Amendment, the Irrevocable Waiver and the Erin Mills Agreement, and (ii) the consummation of the Transactions;

e)	All governmental filings required to be made prior to the date of the Closing by MPUSA, MPUK and Licensor with, and all governmental, stock exchange and regulatory consents required to be obtained prior to the date of the Closing by MPUSA, MPUK and Licensor from, any governmental, stock exchange or regulatory authority in connection with the execution and delivery of this Agreement, License Amendment, the Irrevocable Waiver Agreement, the Erin Mills Agreement, and all other documents contemplated hereby and the consummation of the Transactions shall have been made or obtained, except where the failure to make such filings or obtain such governmental, stock exchange and regulatory consents would not have a material adverse effect on MPUSA, MPUK or

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

Licensor or affect either of their ability to consummate the Transactions contemplated by this Agreement and the agreements and documents contemplated hereby;

f)	The shareholders of MPUK shall have approved the Erin Mills Agreement and the transactions contemplated thereby in accordance with the applicable rules of the UKLA (the “MPUK Shareholder Consent”);

g)	There shall not be in effect any judgment, writ, injunction, order (including any temporary restraining order) or decree issued by a court or governmental authority of competent jurisdiction in an action or proceeding (collectively, an “Order”) restraining, enjoining, or otherwise preventing the consummation of the Transactions or permitting such consummation only subject to any condition or restriction unacceptable to MPUSA, MPUK or Licensor, each in its reasonable judgment, nor shall there be pending or threatened by any governmental authority any suit, action, or proceeding seeking to restrain or restrict the consummation of the Transactions or seeking damages in connection therewith, nor shall there be pending any cause of action or other proceeding commenced by a governmental authority of competent jurisdiction seeking the imposition of an Order;

h)	The resignation of the following persons as directors of UK Sub 1: Robert Kelly and Andrew Tillman, shall have been effected, and each of such individuals shall have delivered to MPUSA a duly executed Form 288b and all other required regulatory filings necessary to effect such resignations;

i)	The resignation of the following person as an officer of UK Sub 1: Robert Kelly (Secretary), shall have been effected, and each of such individuals shall have delivered to MPUSA a duly executed Form 288b and all other required regulatory filings necessary to effect such resignations;

j)	The resignation of the following persons as directors of UK Sub 2: Robert Kelly and Andrew Tillman, shall have been effected, and each of such individuals shall have delivered to MPUSA a duly executed Form 288b and all other required regulatory filings necessary to effect such resignations;

k)	The resignation of the following person as an officer of UK Sub 2: Robert Kelly (Secretary), shall have been effected, and each of such individuals shall have delivered to MPUSA a duly executed Form 288b and all other required regulatory filings necessary to effect such resignations;

l)	Each of the representations and warranties of MPUK made herein shall have been true and correct in all material respects as of the date hereof (except for those which are qualified as to materiality which shall be true in all respects) and shall be true and correct

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

in all material respects (except for those which are qualified as to materiality which shall be true in all respects) on and as of the date of Closing as though made on and as of the date of Closing;

m)	MPUK shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by MPUK prior to or at the Closing;

n)	MPUSA shall also have received a certificate from Robert Kelly, the chief executive officer of MPUK, certifying that the representations and warranties of such party contained in this Agreement were true and correct in all material respects when made and are true and correct in all material respects (except for those which are qualified as to materiality which shall be true in all respects) on and as of the date of the Closing as though made on and as of the date of the Closing, and that MPUK has complied with or performed in all material respects (except for those which are qualified as to materiality which shall be true in all respects) all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the date of the Closing;

o)	Buchanan Ingersoll Professional Corporation, U.S. securities counsel for MPUK, shall have executed and delivered to Erin Mills, MPUSA and its transfer agent a legal opinion, substantially in the form attached hereto as Exhibit D, opining that the transfer of the Shares by MPUK to Erin Mills per the Erin Mills Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable Pennsylvania securities laws; and

p)	Erin Mills shall have executed and delivered to MPUSA a stock option repurchase agreement, in a form to be reasonably agreed upon by Erin Mill and MPUSA, in which MPUSA shall receive an option to purchase 19,378,517 of the 20,378,517 Shares acquired by Erin Mills pursuant to the Erin Mills Agreement.

5) MPUK Conditions to Closing. The performance of the obligations of MPUK and Licensor (as applicable) hereunder, including, without limitation, the obligation to execute and deliver the License Amendment to MPUSA, is subject to the fulfillment at or prior to the Closing of each of the following conditions (all or any of which conditions may be waived in whole or in part by MPUK):

a)	The License Amendment, in the form attached hereto as Exhibit A, shall have been duly executed by MPUSA and delivered to MPUK;

b)	The Erin Mills Agreement, in the form attached hereto as Exhibit C, shall have been duly executed and delivered by Erin Mills.

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

c)	The Anti-dilution Agreement, in the form attached hereto as Exhibit E (the Anti-Dilution Agreement”), shall have been duly executed by MPUSA and delivered to MPUK;

d)	The MPUK Shareholder Consent shall have been obtained;

e)	All governmental, stock exchange and regulatory filings required to be made prior to the date of the Closing by MPUSA, MPUK and Licensor with, and all governmental, stock exchange and regulatory consents required to be obtained prior to the date of the Closing by MPUSA, MPUK and Licensor from, any governmental, stock exchange or regulatory authority in connection with the execution and delivery of this Agreement, the License Amendment, the Irrevocable Waiver, the Erin Mills Agreement, and all other documents contemplated hereby and the consummation of the Transactions shall have been made or obtained, except where the failure to make such filings or obtain such governmental stock exchange and regulatory consents would not have a material adverse effect on MPUSA, MPUK or Licensor or affect either of their ability to consummate the Transactions contemplated by this Agreement and the agreements and documents contemplated hereby;

f)	There shall not be in effect any Order restraining, enjoining, or otherwise preventing the consummation of the Transactions or permitting such consummation only subject to any condition or restriction unacceptable to MPUSA, MPUK or Licensor, each in its reasonable judgment, nor shall there be pending or threatened by any governmental authority any suit, action, or proceeding seeking to restrain or restrict the consummation of the Transactions or seeking damages in connection therewith, nor shall there be pending any cause of action or other proceeding commenced by a governmental authority of competent jurisdiction seeking the imposition of an Order;

g)	Each of the representations and warranties of MPUSA made herein shall have been true and correct in all material respects (except for those that are qualified by materiality which shall be true and correct in all respects) as of the date hereof and shall be true and correct in all material respects (except for those that are qualified by materiality which shall be true and correct in all respects) on and as of the date of Closing as though made on and as of the date of Closing;

h)	MPUSA shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by MPUSA prior to or at the Closing; and

i)	MPUK shall also have received a certificate from an officer of MPUSA certifying that the representations and warranties of such party contained in this Agreement were true and correct in all material respects (except for those that are qualified by materiality which shall be true and correct in all respects) when made and are true and correct in all

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

material respects (except for those that are qualified by materiality which shall be true and correct in all respects) on and as of the date of the Closing as though made on and as of the date of the Closing, and that MPUSA has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the date of the Closing.

6) Representations and Warranties of MPUK. MPUK and the Licensor hereby jointly and severally represent and warrant to MPUSA as follows:

a) MPUK is a public limited company duly organized, validly existing and in good standing under the laws of the United Kingdom. Licensor is a private limited company, duly organized, validly existing and in good standing under the laws of the United Kingdom. The board of each of directors of MPUK and Licensor have duly approved and authorized this Agreement and all other agreements contemplated hereby, and the consummation of the Transactions. As of the date of the Closing, MPUK and Licensor shall have the requisite corporate power and authority to execute and deliver this Agreement and any other agreement or document executed or to be executed by MPUK or Licensor in connection herewith (including, without limitation, the License Amendment and the Irrevocable Waiver) and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by MPUK or Licensor hereunder or thereunder.

b) As of the date of the Closing, the execution, delivery, and performance by MPUK of this Agreement and all other agreements contemplated hereby, and the consummation of the Transactions, shall have been duly approved and authorized by the board of directors of MPUK and Licensor and the shareholders of MPUK, and all necessary corporate action on the part of MPUK shall have been taken and such authorization shall have not been withdrawn or amended in any manner. No other corporate action is necessary on the part of MPUK or Licensor for the authorization, execution, delivery, and performance by MPUK or Licensor of this Agreement or any other agreement or document executed or to be executed by MPUK or Licensor in connection herewith, or for the consummation by MPUK or Licensor of the Transactions. When duly authorized, executed and delivered by MPUSA, this Agreement and all such other documents or instruments contemplated hereby, including, without limitation, the License Amendment, shall constitute the valid and binding obligations of MPUK and Licensor (as applicable).

c) The execution, delivery and performance of this Agreement by MPUK and Licensor and each of the other documents and instruments required to be entered into pursuant to this Agreement by MPUK and Licensor (as applicable): (a) will not violate or conflict with any provision of the Memorandum of Association or Articles of Association of either MPUK or Licensor, each as amended then to date (b) will not conflict with or constitute a violation by MPUK or Licensor of any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority or stock exchange applicable to MPUK or Licensor, the enforcement of which would have a material adverse effect on MPUK or Licensor or on

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

MPUK’s or Licensor’s (as applicable) ability to perform its obligations hereunder or the ability of MPUK or Licensor to consummate the Transactions, and (c) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would have a material adverse effect on MPUK or Licensor or on the ability of MPUK or Licensor to perform its obligations hereunder or the ability of MPUK or Licensor to consummate the Transactions.

d) Except for the MPUK Shareholder Approval and any filings required to be made by MPUK pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to MPUK in connection with the execution and delivery of this Agreement or any other agreement, document or instrument contemplated hereby or the consummation of the Transactions contemplated hereby.

7) Representations and Warranties of MPUSA. MPUSA hereby represents and warrants to MPUK and Licensor as follows:

a) MPUSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date of the Closing, MPUSA shall have the requisite corporate power and authority to execute and deliver this Agreement and any other agreement or document executed or to be executed by MPUSA in connection herewith (including, without limitation, the License Amendment and the Anti-Dilution Agreement) and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by MPUSA hereunder or thereunder.

b) The execution, delivery, and performance by MPUSA of this Agreement and all other agreements contemplated hereby, and the consummation of the Transactions, shall have been duly approved and authorized by the board of directors of MPUSA, and all necessary corporate action on the part of MPUSA shall have been taken and such authorization shall have not been withdrawn or amended in any manner. No other corporate action is necessary on the part of MPUSA for the authorization, execution, delivery, and performance by MPUSA of this Agreement or any other agreement or document executed or to be executed by MPUSA in connection herewith, or for the consummation by MPUSA of the Transactions. When duly authorized, executed and delivered by MPUK, this Agreement and all such other documents or instruments contemplated hereby, including, without limitation, the License Amendment, shall constitute the valid and binding obligations of MPUSA.

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

c) The execution, delivery and performance of this Agreement by MPUSA and each of the other documents and instruments required to be entered into pursuant to this Agreement by MPUSA: (a) will not violate or conflict with any provision of the Certificate of Incorporation or Bylaws of MPUSA, each as amended then to date (b) will not conflict with or constitute a violation by MPUSA of any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to MPUSA the enforcement of which would have a material adverse effect on MPUSA or on MPUSA’s ability to perform its obligations hereunder or the ability of MPUSA to consummate the Transactions, and (c) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would have a material adverse effect on MPUSA or on the ability of MPUSA to perform its obligations hereunder or the ability of MPUSA to consummate the Transactions.

8) Confidentiality. All non-public information and documents relating to MPUK or MPUSA or any of their respective affiliates or subsidiaries obtained by the other party or its agents or representatives prior to or after the date of this Agreement will be treated confidentially by MPUK and MPUSA and their respective affiliated companies, agents and consultants and not disclosed by MPUK or MPUSA or their respective affiliated companies, agents and consultants to third-parties except as required by law or in connection with obtaining necessary approvals of the Transactions, and will in no event be used by either of the parties or their respective affiliated companies, agents or consultants for any purpose unrelated to the consummation of the Transactions.

9) Other Covenants of MPUK. MPUK hereby covenants and agrees that from the date of execution of this Agreement until the Closing to do the following:

a) MPUK hereby covenants and agrees that it shall, as promptly as reasonably practicable, take all action necessary in accordance with applicable law to convene a meeting of its shareholders (including, without limitation, obtaining UKLA approval of the shareholders circular) and shall use commercially reasonable efforts to hold such meeting as promptly as reasonably practicable after the date hereof in accordance with applicable law. The purpose of such meeting shall be, among other things, to consider and vote upon the approval of the transactions contemplated by this Agreement as may be required by applicable law. The board of directors of MPUK shall recommend such approval and MPUK shall take all lawful action to solicit and obtain such approval. In this regard, MPUSA agrees to use commercially reasonable efforts to provide such assistance and information as may reasonably be requested by MPUK in order to obtain approval by the UKLA of the shareholders circular; provided however, that if MPUSA incurs any expenses, fees, costs or other liabilities from a third party in connection with

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

its provision of such assistance or information (including, without limitation, fees and expenses of auditors and/or other professionals), then MPUK agrees to promptly reimburse MPUSA for the full amount of such expenses, fees, costs and other expenses.

b) Notwithstanding any other provision in this Agreement, MPUK agrees that from and after the execution hereof and through the earlier of the Closing or the termination of this Agreement, it shall not sell, transfer, dispose of, or otherwise convey to any Person any of the Shares intended to be transferred pursuant to the Erin Mills Agreement.

10) Publicity. MPUK and MPUSA agree that prior to the making of any public announcement with respect to this Agreement or any other matter relating to any of the Transactions, each of MPUK and MPUSA will consult with the other and shall either agree upon the text of a joint announcement or obtain the other’s prior, written approval of an announcement to be made solely on behalf of such party. Each party agrees that it shall not reveal nor disclose to the public or to any third party the existence of, or any provisions contained in, this Agreement, or negotiations relating to the Transactions, other than with the express prior written consent of the other party. Notwithstanding anything to the contrary set forth in this Agreement, either party may make such disclosures or statements as it determines may be required by law, regulation or rule of any bona fide governmental authority, stock exchange or similar regulatory authority including, without limitation, the federal or state securities laws, the rules and regulations of the U.S. Securities and Exchange Commission (including but not limited to the filing of any Schedule 13D or Schedule 13G and Section 16(a) reports by MPUK), Nasdaq, the United Kingdom Listing Authority, the London Stock Exchange or as required by other material agreements to which such party is bound.

11) Expenses. Each of MPUK and MPUSA shall be responsible for paying its own expenses in connection with the negotiation and execution of this Agreement and all the agreements, documents, certificates and instruments contemplated hereby, and the consummation of the Transactions.

12) Governing Law. This Agreement shall be governed by the substantive laws of the United States of America and the State of Delaware (without regard to principles of conflicts of laws), and will, to the maximum extent practicable, be deemed to call for performance in the State of Delaware. The courts within Wilmington, Delaware will have jurisdiction over any and all disputes between the parties hereto, whether arising in law or at equity, arising out of or relating to this Agreement.

13) CONSENT TO JURISDICTION. EACH OF THE PARTIES AGREES TO SUBMIT ITSELF TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE. IN ADDITION, EACH OF THE PARTIES HERETO AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH

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Chief Executive Officer

August 15, 2003

COURT, AND THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT, THE LICENSE AMENDMENT, THE ANTI-DILUTION AGREEMENT, THE IRREVOCABLE WAIVER OR ANY OF THE TRANSACTIONS IN ANY COURT OTHER THAN SUCH COURT.

14) [Intentionally Left Blank].

15) ASP Services. In the event that MPUK requires use of a network services center to host the VMI software application so that its customers can access their customer data via the Internet (“ASP Services”), MPUK and MPUSA shall negotiate in good faith (for a period of thirty (30) days) to consummate a reseller agreement on commercially arm’s length terms for the purchase of such ASP services from MPUSA for resale to such customers prior to attempting to purchase such ASP Services from a third party.

16) Miscellaneous Provisions.

a) Further Assurances. Each of the parties hereto agrees that, at any time and from time to time after the date hereof, it shall, upon written request from the other party hereto, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments, documents and assurances as such other party reasonably may request for the purpose of carrying out this Agreement.

b) Entire Agreement. This Agreement, the Exhibits hereto and any other written agreements by the parties hereto that are expressly contemplated hereby to be entered into, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matters hereof and thereof and supersedes any and all prior negotiations, agreements, arrangements and understandings between the parties, written or oral, relating to the matters provided for herein or therein.

c) Amendment; Modification. This Agreement may not be amended or modified except by an instrument in writing signed by a duly authorized officer of each of MPUSA, Licensor and MPUK.

d) Waivers. Any agreement on the part of a party hereto to any waiver of any provision of this Agreement shall be valid and effective only if set forth in an instrument in writing signed on behalf of such party against whom enforcement of any waiver or consent is sought by such first party or a duly authorized officer thereof, if applicable. Any such waiver shall not be deemed a continuing waiver.

e) Section Headings; Interpretation. Reference in this Agreement to a Section, unless otherwise indicated, shall constitute references to a Section of this Agreement. The section

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Chief Executive Officer

August 15, 2003

headings contained in this Agreement are for convenience of reference only and do not form a part hereof and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that this Agreement is the product of negotiations among sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

f) Binding Agreement; Assignment. This Agreement is binding upon, will inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto, without the prior written consent of the other party hereto.

g) Notices. Any notices, consents or other communications required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered by the following sole means of delivery, and shall be deemed to have been duly delivered and received on the next date (or the next Business Day if delivery is not made on a Business Day) of a sent receipt, if sent by an overnight delivery service, and sent to the address set forth above if to MPUK; Attention Robert Kelly, or to 1155 Kas Drive, Suite 100, Richardson, Texas 75081; Attention J. Raymond Bilbao if to MPUSA, with a copy (which shall not constitute notice) to Locke Liddell & Sapp LLP, Attention: Stephen L. Sapp, Esq., 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 (or to such other address as any party may request by providing notice of such change as provided above in this Section).

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the parties hereto and delivered to the other parties. The parties hereto agree that signatures of the parties and their duly authorized officers may be exchanged by facsimile transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures. The originals of such signatures shall be sent to the other parties hereto by overnight courier.

[Remainder of Page Intentionally Left Blank]

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

If the foregoing sets forth our mutual agreement concerning these matters, please so indicate by signing below in the space provided and returning the extra copy of this Agreement to the undersigned. Your signature shall complete this Agreement and make it a binding agreement between the parties.

Very truly yours,

MINORPLANET SYSTEMS USA, INC.

By:	/s/ W. Michael Smith
W. Michael Smith Chief Operating Officer

Mr. Robert Kelly

Chief Executive Officer

August 15, 2003

ACCEPTED AND AGREED TO:

MINORPLANET SYSTEMS PLC

By:	/s/ Robert Kelly
Robert Kelly Chief Executive Officer

Date:	15 August 2003

LICENSOR

MINORPLANET LIMITED

By:	/s/ KS Mullen
Name:	KS Mullen
Title:	Secretary

Date:	15 August 2003